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TESSERA TECHNOLOGIES, INC.

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On May 7, 2013, Tessera Technologies, Inc. issued the following press release.

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

TESSERA GRATIFIED THAT STARBOARD ADMITS DIRECT CONFLICT OF INTEREST

Starboard Reveals Details of its Plan to Convert Tessera into a “Patent Troll”

Tessera’s Plan Is Superior, Already Being Executed and Showing Progress

SAN JOSE, Calif., May 7, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today issued a statement in response to Starboard Value LP’s (“Starboard”) open letter to Tessera stockholders in connection with the Company’s 2013 Annual Meeting scheduled on May 23, 2013. The Company urges stockholders to not be misled by Starboard’s misinformation campaign and to vote FOR the Tessera nominees on the GOLD card in order to protect the value of their investment.

“We are gratified that Starboard has finally admitted in today’s letter that Unwired Planet (“UPIP”), whose board is led by Starboard nominee Peter Feld, is a direct competitor of Tessera’s,” said Richard S. Hill, interim CEO and executive chairman of Tessera. “Tessera’s Board strongly believes that this conflict of interest disqualifies Mr. Feld as a potential director of the Company. Mr. Feld is clearly grasping at straws with his endless misguided rhetoric on matters that have been addressed already and frankly don’t merit further comment. However, Starboard’s letter does make clear that – should it take control of the Tessera Board – Starboard intends to convert Tessera into a ‘patent troll’ in the model of UPIP. Mr. Feld’s abysmal track record as Chairman of UPIP should cause grave concern among Tessera’s stockholders about this strategy. Since Mr. Feld became chairman of UPIP, its revenues have plummeted to almost nothing, and the stock has significantly underperformed both its peer group and the broader market. We strongly believe that converting Tessera to the UPIP business model – as Starboard’s letter has made clear its intention – would destroy value for Tessera stockholders.

“In stark contrast, your Board and management remain steadfastly focused on executing on our strategic plan to generate greater value for all stockholders,” continued Mr. Hill. “Our strategy of innovation and partnership brings tangible value to our customers. In addition, we have reconstituted the Board to include the right mix of independent and highly experienced directors to oversee the continued execution of our strategy for sustainable growth and profitability.”

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s strategic plans, market opportunities, financial targets and projections, value creation and stockholder returns. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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